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                                                                   EXHIBIT 10.23

                             Juniper Networks, Inc.
                       Aircraft Reimbursement Policy for
                                  Scott Kriens
                  (as amended and restated February 28, 2005)

WHEREAS, Juniper Networks, Inc. ("Juniper") acknowledges that Scott Kriens has paid or incurred and will continue to pay or incur certain travel expenses on behalf of Juniper in the performance of his duties as Chairman, Chief Executive Officer and President of Juniper;

WHEREAS, such travel expenses include use of private aircraft for purposes of travel in connection with Juniper business;

WHEREAS, Juniper has determined that the use of private aircraft by Scott Kriens is reasonable and necessary to properly and efficiently fulfill the critical, frequent, and often changing demands placed on Scott Kriens in his capacity as the Chairman, Chief Executive Officer and President of Juniper;

WHEREAS, notwithstanding the benefits derived from and need for use of private aircraft in the conduct of Juniper business, Juniper has not committed, and does not currently plan to commit, funds toward the purchase, in whole or in part, or the lease of corporate aircraft;

WHEREAS, Juniper has partially reimbursed Scott Kriens for substantiated expenses attributable to such use of private aircraft for Juniper business under its general expense reimbursement policy;

WHEREAS, Juniper has decided to formalize its reimbursement policy for Scott Kriens and establish a fixed rate for such reimbursement;

IT IS RESOLVED, Juniper will reimburse Scott Kriens for substantiated expenses attributable to the use of private aircraft in connection with the performance of services for Juniper as its Chairman, Chief Executive Officer and President, equal to a fixed rate per flying hour in connection with any such flight (such amount shall initially be established as $2,000 per hour and shall be subject to periodic review based on actual ordinary operating costs); provided, however, that the total reimbursement amount paid to Scott Kriens in connection with any flight shall not exceed the amount permitted to be charged by the FAA under timeshare agreements pursuant to FAR Part 91.501(d); and provided further, however, that the total reimbursement amount with respect to flights taken in any calendar year shall not exceed either of $650,000 or the actual total ordinary operating costs associated with those flights. No reimbursement or other compensation will be provided to Scott Kriens for any air travel expenses paid or incurred above the amount permitted under this paragraph.